NASDAQ: WHLR March 2017 Exhibit 99.1

SAFE HARBOR This presentation may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that expected results will be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the anticipated implementation of the Company’s growth, acquisition, leasing and disposition strategy; (ii) the future generation of value to the Company from the acquisition of service orientated retail properties in secondary and tertiary markets, and the ability of the Company to acquire service oriented retail properties, including the current pipeline of assets; (iii) the development and return on undeveloped properties; (iv) the ability to effectuate the reverse stock split; (v) the expected revenue from the Sea Turtle Marketplace re-development; and (vi) 2017 AFFO guidance anticipated dividend coverage are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. For additional factors that could cause the operations of the Company to differ materially from those listed in the forward-looking statements are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

COMPANY OVERVIEW Wheeler is an internally-managed REIT focused on acquiring well-located, necessity-based retail properties In November 2012, the Company listed on the NASDAQ exchange with eight assets and a market cap of $15.8 million Targets grocery-anchored shopping centers in secondary and tertiary markets with strong demographics and low competition Acquires properties at attractive yields and significant discount to replacement cost Current portfolio of 74 properties with approximately 4.9 million square feet of Gross Leasable Area 64 shopping center/retail properties, 8 undeveloped land parcels, one redevelopment property and one self-occupied office building Approximately 90% of centers are anchored or shadow-anchored by a grocery store Dedicated management team with strong track record of acquiring and selling retail properties through multiple phases of the investment cycle Predecessor firm achieved an average IRR of approximately 28% on 11 dispositions Wheeler Real Estate Investment Trust Exchange: NASDAQ Ticker: WHLR Market Cap(1): $127.1 million Stock Price(1): $1.70 Common Shares and Operating partnership Units Outstanding: 74.78 million Annualized Dividend: $0. 21 As of 03/14/2017 Butler Square 1

Nine Directors – 7 Independent Directors and 2 Non-Independent Directors Representation from Westport Capital Partners as well as former, highly regarded REIT executives KEY INVESTMENT HIGHLIGHTS National and Regional merchants represent majority of Wheeler’s tenants Predominately grocery-anchored portfolio with diverse tenant base 74 properties across 12 states in the Mid-Atlantic, Northeast, Southeast and Southwest Wheeler properties serve the essential day-to-day shopping needs of the surrounding communities Majority of tenants provide non-cyclical consumer goods and services that are less impacted by fluctuations in the economy and E-commerce High Quality Existing Portfolio Full-year guidance for 2017 AFFO & Core FFO demonstrate full coverage of annualized $0.21 common dividend General and Administrative expense reduction from approximately $7 million in 2015 to $4.8 million per 2017 guidance Reverse stock split at a one-for-eight ratio, effective March 31, 2017 Quarterly dividend payments in lieu of monthly dividend payments align WHLR with peers Necessity-Based Retail Industry leading occupancy rate of approximately 94% for WHLR properties versus the shopping center industry average of 93.17%, as of December 31, 2016 Rent spread of 4.9% on 286,000 square feet of renewals for the year ended 2016 Active portfolio management with leasing services, property and asset management disciplines in-house Experienced management team with over 150 years of real estate experience Transformational Journey Complete Operational Excellence Board of Directors Predominantly fixed rate, long-term debt Well laddered debt maturity schedule Increased Key Bank line of credit to $75 million at a rate of 30-day LIBOR + 250 Strong Balance Sheet & Cash Flow 1 Source: ICSC http://quickstats.icsc.org/ViewSeries.aspx?id=12738 For a definition of AFFO and Core FFO, please see the Appendix 2 2

Wilkes Graham Chief Financial Officer Over 17 years experience in the real estate and financial services industries Previously served as Director of Research and as a Senior Sell-Side Equity Research Analyst at Compass Point Research & Trading, LLC As a Real Estate Analyst, he forecasted earnings and predicted the stock performance for over 30 publicly traded REITs, real estate operating companies and homebuilders and conducted due diligence on over 35 capital market transactions MBA, Kenan Flagler Business School, UNC (2012) Jon S. Wheeler Chairman and CEO Over 35 years of experience in the real estate industry focused solely on retail In 1999, founded Wheeler Interests, LLC (“Wheeler Interests”), a company which we consider our predecessor firm, and oversaw the acquisition and development of 60 shopping centers totaling 4 million square feet Has overseen the acquisition of over 70 properties in 12 states since going public in 2012 WHLR’s executive officers, together with the management teams of its service companies, have an aggregate of over 150 years of experience in the real estate industry. EXPERIENCED Management Team Dave Kelly Chief Investment Officer Over 25 years of experience in the real estate industry Previously served 13 years as Director of Real Estate for Supervalu, Inc., a Fortune 100 supermarket retailer Focused on site selection and acquisition for Supervalu from New England to the Carolinas completing transactions totaling over $500 million Andy Franklin SVP, Operations 18 years of experience in the commercial real estate industry Previously served as Acquisitions Officer for Phillips Edison & Company, specializing in asset and property management 2018 MBA Candidate, Fox School of Business, Temple University

Integrated Platform, Proven Success Wheeler has acquisition, leasing, property management, development and re-development services all in–house and maintains a scalable, manageable platform Over 50 associates between the Company’s headquarters in Virginia Beach and Charleston regional office Ability to scale platform as the Company grows results in improved profitability Create value through intensive leasing and property expense management Deep retailer relationships provide unique market knowledge Third-party property management and development fees create additional revenue stream Sea Turtle Marketplace Development expected to generate significant fee and interest income 146,842 square foot shopping center with prime location in Hilton Head, SC 81% pre-leased to national tenants including Stein Mart, Starbucks, and PetSmart Full-service grocery store will occupy 36,000 square feet and purchase just over two acres of land In September 2016, Wheeler contributed land and loaned $11 million to the development in return for a $12 million note that earns 12% interest Asset Management Acquisitions & Development Leasing & Business Dev. Corporate & Accounting Sea Turtle Marketplace, Hilton Head Island, SC

STABLE PORTFOLIO FOCUSED ON NECESSITY-BASED SHOPPING Predominantly Grocery-Anchored Portfolio3 Strong Grocer Rent to Sales4 68% of grocery store GLA with a rent/sales ratio below 3% Company believes necessity-based shopping centers are resistant to economic downturns. In our view, Necessity = Stability The average consumer in the US makes a trip to a grocery store 1.6 times per week1 From 2010-2015, US grocer sales increased 17.6%, demonstrating strength of the traditional grocery store2 Strong National and Regional Tenants 79% of Wheeler's GLA is occupied by national & regional tenants Source: (http://www.fmi.org/research-resources/supermarket-facts) Source: (http://www.statista.com/statistics/197626/annual-supermarket-and-other-grocery-store-sales-in-the-us-since-1992/) Based on percentage of gross leasable area with a grocery store included in the shopping center or as a shadow-anchor as of December 31, 2016. For the year 2015 based on from 28 grocers who report sales to us in our current portfolio.

Type GLA % of GLA % of Annualized Base Rent Grocery 554,073 11.29 12.11 Grocery 325,576 6.64 6.04 Grocery 136,343 2.78 3.04 Grocery 186,064 3.79 2.90 Grocery 179,175 3.65 2.77 Retail 114,298 2.33 1.51 Grocery 39,946 0.81 1.30 Grocery 54,838 1.12 1.28 Retail 75,291 1.53 1.23 Retail 59,533 1.21 1.05 Total 1,725,137 35.15% 33.23% TENANT OVERVIEW Top 10 tenants represent approximately 33% of the portfolio’s annualized base rent and 35% of total gross leasable area. Focus on tenants that create consistent consumer demand, offering items such as food, postal, dry-cleaning, health services and discount merchandise. Minimal exposure to E-Commerce industry. Addition of new grocers lowers exposure to any one tenant. As of 12/31/2016 Top 10 Tenants1 Diversified Merchandise Mix1

Majority of Wheeler’s anchor and junior anchor tenants focus on ‘necessity-based’ products or services that are less likely to be impacted by E-commerce business and fluctuations in the economy Reimbursements resulted in volatility in quarterly results, but average year-over-year Same Store NOI for the past two years is 5.1% for WHLR properties compared to an industry average of 3.5% From 2012-2013, Wheeler’s anchor and junior anchor tenants reported a 2.3% increase in sales per square foot In 2014, Wheeler’s anchor and junior anchor tenants reported a 4.1% increase in sales per square foot In 2015, Wheeler’s anchor and junior anchor tenants reported a 0.3% increase in sales per square foot PROVEN OPERATING RESULTS Source: Bloomberg

LEASE EXPIRATION SCHEDULE Approximately 76% of total leased square footage extends beyond two years Weighted average remaining lease term of 4.6 years Weighted average remaining lease term for anchor tenants is 5.31 years Annualized Base Rent increase of 4.89% per square foot year-over-year in 2016 Anchors defined here as leases comprising 20,000 square feet or more As of December 31, 2016 2

STRONG LEASING TRENDS Wheeler has maintained stable occupancy rates – average of 94.6% since the Company’s IPO For the three months ended December 31, 2016, approximately 137,572 square feet was renewed at an average weighted increase of 3.9% over prior rates As of December 31, 2016, average occupancy rate of a U.S. shopping center was measured at 93.17%1 Company believes there is upside potential in occupancy rates for the assets acquired since June 30, 2015* Historical Occupancy Rates* Source: ICSC http://quickstats.icsc.org/ViewSeries.aspx?id=12738 * Average occupancy of assets acquired since June 30, 2015 was 92.3% which resulted in a decrease in occupancy rates as compared to the sequential quarter and as compared to the prior year.

WHLR PORTFOLIO SUPPLY/DEMAND PROFILE IN LINE WITH INDUSTRY WLHR’s assets are located in lower population-density markets and have the 2nd lowest number of competing grocers within a 3-mile radius among all publicly traded shopping center REITs Lower density markets insulates our assets from e-commerce, and the lack of competing grocers supports WHLR’s strategy of bringing institutional capital to secondary and tertiary markets Source: Maptitude, Company documents

ACQUISITION STRATEGY Well located properties in secondary and tertiary markets High unlevered returns (expected cap rates of ~9%) Focus on dominant multi-tenant grocery-anchored centers with necessity-based inline tenants National & regional tenants High traffic count and ease of access Sale of non-core assets Ancillary & Specialty Income Opportunity to improve revenue through active lease and expense management Utilizing exterior parking for build-to-suit outparcels or pad sales Maximizing Common Area Maintenance (“CAM”) reimbursement income available from existing leases Company utilizes strict underwriting guidelines and unique due diligence processes to identify key issues and uncover hidden opportunities with large potential upside

STABILITY IN RETAIL AND GROCERY SECTORS Shopping Center Sales, South Region1 Shopping Center Sales, Northeast Region2 Source: (http://quickstats.icsc.org/ViewSeries.aspx?id=6888) South Region includes: AL, AR,DE,DC,FL,GA, KY,LA,MD,MS,NC,OK,SC,TN,TX,VA,WV Source: (http://quickstats.icsc.org/ViewSeries.aspx?id=6886) Northeast Region includes: CT,ME,MA,NH,NJ,NY,PA,RI Source: (http://quickstats.icsc.org/ViewSeries.aspx?id=6883) U.S. Shopping Center Sales3 Retail Sales by Sector- In Billions (Dec. 2016)

ACQUISITION HIGHLIGHTS Village of Martinsville Location Martinsville, VA Square Feet 297,950 Purchase Price $23.53 million Anchor Kroger ROE 15.7% New Market Crossing Location Mt. Airy, NC Square Feet 116,976 Purchase Price $9.0 million Anchor Lowes Foods ROE 16.7%

ACQUISITION HIGHLIGHTS Rivergate Shopping Center Location Macon, GA Square Feet 205,810 Purchase Price $37.25 million Anchor Publix ROE 12.68% Riverbridge Location Carrollton, GA Square Feet 91,188 Purchase Price $7.0 million Anchor Ingles ROE 11.13%

DISPOSITIONS SCHEDULE

WHEELER
REAL ESTATE INVESTMENT TRUST

- In 3Q15, Wheeler listed 8 free-standing assets for sale as part of its capital recycling program
- Since then, 6 assets have sold demonstrating cap rate compression in the secondary and tertiary markets while 2 were de-listed due to loan maturities
- A seventh property is now under contract expected to close in 1Q17
- Wheeler will continue to evaluate its portfolio for specialty and ancillary income opportunities and the sale of non-core assets


HOBBY LOBBY
Payless
Burlington
Rainbow
Cici's Pizza
BURGER KING
Outparcel development to close in 1Q16
Conyers Crossing, Conyers, GA

Status	Property Name	Location	Square Footage	Purchase Price	Purchase NOI	Purchase Cap	Purchase Sale	Sale NOI	Sale Cap
Closed	Reasors - Jenks	Jenks, OK	81,000	$ 11,400,000	$ 912,000	8.00%	$ 12,160,000	$ 912,000	7.50%
	Reasors - Bixby	Bixby, OK	74,889	$ 10,600,000	$ 768,500	7.25%	$ 10,978,571	$ 768,500	7.00%
	Harps	Grove, OK	31,500	$ 4,555,400	$ 364,432	8.00%	$ 5,206,171	$ 364,432	7.00%
	Starbucks/Verizon	Virginia Beach, VA	5,600	$ 1,394,400	$ 101,094	7.25%	$ 2,127,500	$ 129,778	6.10%
	Ruby Tuesday/Outback Steakhouse	Morgantown, WV	11,097	$ 1,265,058	$ 108,921	8.61%	$ 2,285,000	$ 132,987	5.82%
Total Closed			**204,086**	**$ 29,214,858**	**$ 2,254,947**	**7.72%**	**$ 32,757,242**	**$ 2,307,696**	**7.04%**
Under Contract	*Chipotle	Conyers, GA	2,500	$ 1,000,000	$ 75,000	7.50%	$ 1,577,000	$ 75,000	4.76%
Total Closed & Under Contract			**206,586**	**$ 30,214,858**	**$ 2,329,947**	**7.71%**	**$ 34,334,242**	**$ 2,382,696**	**6.94%**

*Chipotle is a ground lease of 0.5020 acres.

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TWO-YEAR TRANSFORMATION COMPLETED Following its $93 Million “re-IPO” in March 2015, Wheeler has made great strides in its two year journey towards covering its $0.21 annual dividend with Adjusted Funds From Operations, or AFFO Through strategic cost-containment initiatives that included reducing third-party services, creating efficiencies internally and the adherence to both, general and administrative overhead has been significantly reduced Following the internalization of its management structure in October 2014, which brought all general & administrative (“G&A”) overhead expense in-house, WHLR lost $0.33/share on an annualized basis in 1Q15 Reported pro forma 4Q16 results of $0.21 annualized, a 98% increase from 4Q15

STRENGTH IN INCOME METRICS Butler Square Adjusted EBITDA / Interest Expense1,2 Adjusted EBITDA / Fixed Charges1,2 AFFO before Pref. Dividends / Pref. Dividends1,2 Annualized AFFO per Share1 For a definition of AFFO, Adjusted EBITDA and other Non-GAAP measures and a reconciliation to GAAP measures, please see the Appendix For a detailed calculation of the ratios shown above, please see the Appendix

2017 AFFO GUIDANCE 2017 Detail NOI – Existing Portfolio $41.4 - $42.0M 92-93% NOI margin on $44M of in-place rents Third Party Fees, Net $2.1M Property management fees, leasing commissions, and development fees, net of taxes Interest Income $1.0M Cash interest income from loan to Sea Turtle Marketplace redevelopment Global General & Administrative Expenses $4.8M Includes G&A for both REIT owned and Non-REIT owned businesses Interest Expense $13.8M Approximately 4.3-4.4% weighted average interest rate on $315M total debt Preferred Dividend Payments $9.2M 562 Series A shares, $1,000 par @ 9%; 1,871,244 Series B shares, $25 par @ 9%; 2,237,000 Series D Shares, $25 par @ 8.75% Capex & TI Reserve $1M $0.20/sf CapEx Reserve across 4.9M sq. feet, TI funded with cash Adjusted Funds From Operations (AFFO)1 $15.7 - $16.2M Total Shares & OP Units 9.3M Adjusted to reflect split-adjusted totals AFFO/Share $1.68 - $1.73 Represents AFFO guidance for the year 2017 and uses split-adjusted shares for calculation 2017 guidance does not assume any material changes in interest rates or any additional acquisitions or capital raises. Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in the Company’s reports filed with the Securities and Exchange Commission. The Company cannot assure you that these results will be achieved.

Appendix

PROPERTY OVERVIEW (as of 12/31/2016)

WHEELER
REAL ESTATE INVESTMENT TRUST

Property	Location	Number of Tenants	Gross Leasable Square Feet	Total SF Leased	Percentage Leased	Annualized Base Rent (1)	Annualized Base Rent per Leased Sq. Foot
Alex City Marketplace	Alexander City, AL	18	147,791	146,591	99.2 %	$1,081,763	$7.38
Amscot Building (2)	Tampa, FL	1	2,500	2,500	100.0 %	115,849	46.34
Beaver Ruin Village	Lilburn, GA	27	74,048	63,214	85.4 %	1,046,318	16.55
Beaver Ruin Village II	Lilburn, GA	4	34,925	34,925	100.0 %	407,976	11.75
Berkley (3)	Norfolk, VA	—	—	—	— %	—	—
Brook Run Properties (3)	Richmond, VA	---	---	---	--- %	---	---
Brook Run Shopping Center	Richmond, VA	18	147,738	133,927	90.7 %	1,496,685	11.18
Berkley Shopping Center	Norfolk, VA	11	47945	45,140	94.2 %	358,414	7.94
Bryan Station	Lexington, KY	8	54,397	50,397	92.7 %	507,008	10.06
Butler Square	Mauldin, SC	16	82,400	82,400	100.0 %	789,180	9.50
Cardinal Plaza	Henderson, NC	6	50,000	455000	91.0 %	430,250	9.46
Carolina Place (3)	Onley, VA	—	—	—	— %	—	—
Chesapeake Square	Onley, VA	12	99,848	81,614	81.7 %	688,193	8.43
Clover Plaza	Clover, SC	9	45,575	45,575	100.0 %	348,512	7.65
Courtland Commons (3)	Courtland, VA	—	—	—	— %	—	—
Columbia Fire Station (5)	Columbia, SC	—	—	—	— %	—	—
Conyers Crossing	Conyers, GA	14	170,475	169,425	99.4 %	966,678	5.71
Crockett Square	Morristown, TN	3	107,122	99,122	92.5 %	812,322	8.20
Cypress Shopping Center	Boiling Springs, SC	17	80,435	79,035	98.3 %	844,116	10.68
Darien Shopping Center	Darien, GA	1	26,001	26,001	100.0 %	208,008	8.00
Devine Street	Columbia, SC	2`	38,464	38,464	100.0 %	549,668	14.29
Edenton Commons (3)	Edenton, NC	—	—	—	— %	—	—
Folly Road	Charleston, SC	5	47,794	47,794	100.0 %	720,863	15.08
Forrest Gallery	Tullahoma, TN	27	214,450	178,436	83.2 %	1,138,754	6.38
Fort Howard Shopping Center	Rincon, GA	17	113,652	109,152	96.0 %	971,889	8.90
Freeway Junction	Stockbridge, GA	15	156,834	150,874	96.2 %	1,096,623	7.27
Franklinton Square	Franklinton, NC	13	65,366	59,300	90.7 %	537,182	9.06
Georgetown	Georgetown, SC	2	29,572	29,572	100.0 %	267,215	9.07
Graystone Crossing	Tega Cay, SC	11	21,997	21,997	100.0 %	524,558	23.85
Grove Park	Grove, OK	15	106,557	93,579	87.8 %	669,417	7.07
Harbor Point (3)	Grove, OK	—	—	—	— %	—	—
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	60,048	100.0 %	441,940	7.36
Hilton Head (2)	Hilton Head, SC	—	—	—	— %	—	—
Jenks Plaza	Jenks, OK	5	7,800	7,800	100.0 %	151,779	19.46
Ladson Crossing	Ladson, SC	14	52,607	50,207	95.4 %	731,085	14.56
LaGrange Marketplace	LaGrange, GA	13	76,594	73,594	96.1 %	411,085	5.59
Lake Greenwood Crossing	Greenwood, SC	6	47,546	41,546	87.4 %	408,841	9.84
Lake Murray	Lexington, SC	5	39,218	39,218	100.0 %	349,510	8.91
Laskin Road (3)	Virginia Beach, VA	—	—	—	— %	—	—
Litchfield Market Village	Pawleys Island, SC	18	86,740	72,763	83.9 %	1,063,340	14.61
Lumber River Village	Lumberton, NC	11	66,781	66,781	100.0 %	511,006	7.65

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PROPERTY OVERVIEW CONTINUED (as of 12/31/2016)

WHEELER
REAL ESTATE INVESTMENT TRUST

Property	Location	Number of tenants	Gross Leasable Square Feet	Total SF Leased	Percentage Leased	Annualized Base Rent (1)	Annualized Base Rent per Leased SF
Litchfield Market Village	Pawleys Island, SC	18	86,740	72,763	83.9 %	$ 1,063,340	$ 14.61
Lumber River Village	Lumberton, NC	11	66,781	66,781	100.0 %	511,006	7.65
Monarch Bank	Virginia Beach, VA	1	3,620	3,620	100.0 %	265,796	73.42
Moncks Corner	Moncks Corner, SC	1	26,800	26,800	100.0 %	324,390	12.10
Nashville Commons	Nashville, NC	12	56,100	56,050	99.9 %	575,977	10.28
New Market Crossing	Mt. Airy, NC	11	116,976	104,468	89.3 %	931,517	8.92
Parkway Plaza	Brunswick, GA	5	52,365	50,765	96.9 %	536,069	10.56
Perimeter Square	Tulsa, OK	7	58,277	55,440	95.1 %	733,601	13.23
Pierpont Centre	Morgantown, WV	20	122,259	122,259	100.0 %	1,450,993	11.87
Port Crossing	Harrisonburg, VA	9	65,365	64,000	97.9 %	799,589	12.49
Ridgeland	Ridgeland, SC	1	20,029	20,029	100.0 %	140,203	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	89,788	98.5 %	660,038	7.35
Riversedge North (4)	Virginia Beach, VA	—	—	—	— %	—	—
Rivergate Shopping Center	Macon, GA	32	205,810	200,177	97.3 %	2,936,715	14.67
Sangaree Plaza	Summerville, SC	9	66,948	66,948	100.0 %	577,360	8.62
Shoppes at Myrtle Park	Bluffton, SC	11	56,380	55,376	98.2 %	913,674	16.50
Shoppes at TJ Maxx	Richmond, VA	18	93,624	93,624	100.0 %	1,128,459	12.05
South Lake	Lexington, SC	10	44,318	44,318	100.0 %	419,349	9.46
South Park	Mullins, SC	2	60,734	43,218	71.2 %	491,245	11.37
South Square	Lancaster, SC	5	44,350	39,850	89.9 %	321,742	8.07
St. George Plaza	St. George, SC	4	59,279	41,328	69.7 %	273,186	6.61
St. Matthews	St. Matthews, SC	5	29,015	25,314	87.2 %	307,382	12.14
Sunshine Plaza	Lehigh Acres, FL	22	111,189	109,186	98.2 %	999,936	9.16
Surrey Plaza	Hawkinsville, GA	5	42,680	42,680	100.0 %	292,995	6.86
Tampa Festival	Tampa, FL	20	137,987	135,387	98.1 %	1,224,605	9.05
The Shoppes at Eagle Harbor	Carrollton, VA	7	23,303	23,303	100.0 %	456,539	19.59
Tri-County Plaza	Royston, GA	7	67,577	61,177	90.5 %	445,450	7.28
Tulls Creek (3)	Moyock, NC	—	—	—	— %	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	47,680	100.0 %	453,763	9.52
Village of Martinsville	Martinsville, VA	18	297,950	286,431	96.1 %	2,230,040	7.79
Walnut Hill Plaza	Petersburg, VA	10	87,239	61,417	70.4 %	501,891	8.17
Waterway Plaza	Little River, SC	10	49,750	49,750	100.0 %	477,718	9.60
Westland Square	West Columbia, SC	9	62,735	48,290	77.0 %	443,336	9.18
Winslow Plaza	Sicklerville, NJ	14	40,695	35,400	87.0 %	523,908	14.80
Total Portfolio		705	4,906,511	4,611,642	94.0 %	$ 44,568,047	$ 9.66

(1) Annualized base rent per leased square foot excludes the impact of tenant concessions.
(2) We own the Amscot Building, but we do not own the land underneath the buildings and instead lease the land pursuant to ground leases with parties that are affiliates of Jon Wheeler. These ground leases require us to make annual rental payments and contain escalation and renewal options.
(3) This information is not available because the property is undeveloped.
(4) This property is our corporate headquarters that we 100% occupy.
(5) This information is not available because the property is a redevelopment property

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NON-GAAP MEASURES Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while, historically, real estate values have risen or fallen with market conditions. Core FFO: Management defines Core FFO as FFO adjusted for acquisition costs, capital-related costs, stock based-compensation, loan cost amortization, and one time-charges. Adjusted FFO (AFFO): Management defines AFFO as Core FFO adjusted for straight-line rental income, above/below market lease income, accrued (non-cash) interest income, and a $0.20/sf reserve for capital expenditures and tenant improvements. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common shareholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to non-controlling interests, and depreciation and amortization, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including, but not limited to, costs associated with acquisitions and capital-related activities. Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that certain factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and, accordingly, the Company's NOI may not be comparable to that of other REITs.

Strong lending relationships with nationally recognized banks Expanded revolving credit facility with KeyBank National Association to approximately $75 million in 4Q16 Provision allowing for expansion to $100 million through syndication with other lenders Senior non-convertible debt paid in full as of January 2016 Weighted average interest rate of 4.34% WHLR’s Debt Profile from Continuing Operations Debt / Maturity profile FROM CONTINUING OPERATIONS Total Outstanding Debt: $315 million 1) Maturity of $75 million Key Bank Facility

CONSOLIDATED STATEMENT OF OPERATIONS

WHEELER REAL ESTATE INVESTMENT TRUST

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Years Ended December 31, 2016	Years Ended December 31, 2015
TOTAL REVENUES	$ 12,027,833	$ 9,233,600	$ 44,160,408	$ 27,615,458
OPERATING EXPENSES:				
Property operations	3,399,475	2,832,261	11,898,190	8,351,456
Non-REIT management and leasing services	215,488	175,647	1,567,128	1,174,833
Depreciation and amortization	5,330,609	5,160,298	20,636,940	16,882,462
Provision for credit losses	228,614	28,713	424,925	243,029
Corporate general & administrative	3,633,901	2,800,761	9,924,361	13,415,961
Total Operating Expenses	12,808,087	10,997,680	44,451,544	40,067,741
Operating Loss	(780,254)	(1,764,080)	(291,136)	(12,452,283)
Interest income	390,559	5,009	691,937	118,747
Interest expense	(3,554,669)	(2,593,300)	(13,356,111)	(9,043,761)
Net Loss from Continuing Operations Before Income Taxes	(3,944,364)	(4,352,371)	(12,955,310)	(21,377,297)
Income tax expense	(107,464)	—	(107,464)	—
Net Loss from Continuing Operations	(4,051,828)	(4,352,371)	(13,062,774)	(21,377,297)
Discontinued Operations				
Income from discontinued operations	20,996	151,698	136,459	499,781
Gain on disposal of properties	(535)	2,104,114	688,289	2,104,114
Net Income from Discontinued Operations	20,461	2,255,812	824,748	2,603,895
Net Loss	(4,031,367)	(2,096,559)	(12,238,026)	(18,773,402)
Less: Net income (loss) attributable to noncontrolling interests	(267,777)	78,571	(1,035,456)	(1,252,723)
Net Loss Attributable to Wheeler REIT	(3,763,590)	(2,175,130)	(11,202,570)	(17,520,679)
Preferred stock dividends	(2,449,759)	(511,300)	(4,713,169)	(13,627,532)
Deemed dividend related to beneficial conversion feature of preferred stock	—	—	—	(72,644,506)
Net Loss Attributable to Wheeler REIT Common Shareholders	$ (6,213,349)	$ (2,686,430)	$ (15,915,739)	$ (103,792,717)
Loss per share from continuing operations (basic and diluted)	$ (0.09)	$ (0.07)	$ (0.25)	$ (2.73)
Income per share from discontinued operations	—	0.03	0.01	0.06
	$ (0.09)	$ (0.04)	$ (0.24)	$ (2.67)
Weighted-average number of shares:				
Basic and Diluted	67,981,896	66,189,261	67,362,991	38,940,463

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Balance sheet summary   December 31,   2016   2015 ASSETS:       Investment properties, net $ 388,880,290     $ 238,764,631   Cash and cash equivalents 4,863,372     10,477,576   Restricted cash 9,652,178     7,592,984   Rents and other tenant receivables, net 3,983,949     2,970,380   Related party receivable 1,456,131     482,320   Notes receivable 12,000,000     —   Goodwill 5,485,823     5,485,823   Assets held for sale 365,880     1,692,473   Above market lease intangible, net 12,962,169     6,517,529   Deferred costs and other assets, net 49,396,543     35,259,526   Total Assets $ 489,046,335     $ 309,243,242   LIABILITIES:       Loans payable, net $ 305,972,679     $ 184,629,082   Liabilities associated with assets held for sale 1,350,000     1,992,318   Below market lease intangible, net 12,680,405     7,721,335   Accounts payable, accrued expenses and other liabilities 11,320,614     7,533,769   Total Liabilities 331,323,698     201,876,504   Commitments and contingencies —     —   Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 and 0 shares authorized, 2,237,000 and 0 shares issued and outstanding, respectively; $55.93 million aggregate liquidation preference) 52,530,051     —   EQUITY:       Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding) 452,971     452,971   Series B Convertible Preferred Stock (no par value, 5,000,000 and 3,000,000 shares authorized, 1,871,244 and 729,119 shares issued and outstanding, respectively; $46.78 million and $18.23 million aggregate liquidation preference, respectively) 40,732,621     17,085,147   Common Stock ($0.01 par value, 150,000,000 and 150,000,000 shares authorized, 68,030,549 and 66,259,673 shares issued and outstanding, respectively) 680,305     662,596   Additional paid-in capital 223,344,937     220,370,984   Accumulated deficit (170,377,414)   (140,306,846) Total Shareholders’ Equity 94,833,420     98,264,852   Noncontrolling interests 10,359,166     9,101,886   Total Equity 105,192,586     107,366,738   Total Liabilities and Equity $ 489,046,335     $ 309,243,242

FFO and AFFO

FFO and AFFO	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015 (4)	Years Ended December 31, 2016	Years Ended December 31, 2015 (4)
Net loss	$ (4,031,367)	$ (2,096,559)	$ (12,238,026)	$ (18,773,402)
Depreciation of real estate assets from continuing operations	5,330,609	5,160,297	20,636,940	16,882,462
Depreciation of real estate assets from discontinued operations	—	—	—	579,891
Depreciation of real estate assets	5,330,609	5,160,297	20,636,940	17,462,353
Loss (gain) on sale of discontinued operations	535	(2,104,114)	(688,289)	(2,104,114)
Total FFO	1,299,777	959,624	7,710,625	(3,415,163)
Preferred stock dividends	(2,449,759)	(511,300)	(4,713,169)	(13,627,532)
Preferred stock accretion adjustments	161,178	88,525	416,598	8,925,221
FFO available to common shareholders and common unitholders	(988,804)	536,849	3,414,054	(8,117,474)
Acquisition costs	1,114,440	703,659	2,028,742	3,871,037
Capital related costs	203,015	207,584	513,562	2,655,474
Other non-recurring and non-cash expenses (2)	157,361	203,944	663,618	770,757
Share-based compensation	872,660	191,000	1,454,410	547,000
Straight-line rent	(162,822)	(68,843)	(385,965)	(270,873)
Loan cost amortization	661,235	252,190	2,125,582	1,300,901
Above (below) market lease amortization	(39,838)	53,678	29,371	616,665
Perimeter legal accrual	—	5,478	—	133,282
Accrued interest income	(120,987)	—	(415,025)	—
Recurring capital expenditures and tenant improvement reserves	(245,326)	(221,400)	(759,900)	(658,500)
AFFO	$ 1,450,934	$ 1,864,139	$ 8,668,449	$ 848,269
Weighted Average Common Shares	67,981,896	66,189,261	67,362,991	38,940,463
Weighted Average Common Units	5,946,188	4,058,398	5,513,296	3,863,339
Total Common Shares and Units	73,928,084	70,247,659	72,876,287	42,803,802
FFO per Common Share and Common Units	$ (0.01)	$ 0.01	$ 0.05	$ (0.19)
AFFO per Common Share and Common Units	$ 0.02	$ 0.03	$ 0.12	$ 0.02
Pro forma AFFO per Common Share and Common Units (3)	$ 0.05		$ 0.21	

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CAPITAL STRUCTURE

WHEELER REAL ESTATE INVESTMENT TRUST

Security	September 30, 2016 Debt Outstanding ($000)	December 31, 2016 Debt Outstanding ($000)
Senior Convertible Debt (9% Coupon, Dec-18 Maturity)[2]	$1,400	$1,400
Key Bank Line of Credit (3.01% @ 9/30/16, 3.24% @ 12/31/16, May-18 Maturity)	$46,127	$74,077
Vantage South Line of Credit (4.25%, Sept-17 Maturity)	$3,000	$3,000
Revere High Yield Fund (8.00%, April-17 Maturity, 1-yr ext. w/ $450k pay down)	$7,450	$7,450
Property Debt (4.65%/4.54% Weighted Average Coupon, Various Maturities)	$181,924	$229,121
Total Debt	**$239,901**	**$315,048**

	September 30, 2016		December 31,2016	
Security	Shares Outstanding	Amount ($000)	Shares Outstanding	Amount ($000)
Series A 9% Preferred ($1,000 / share)	562	$562	562	$562
Series B 9% Preferred ($25 / share, $5.00 conversion price)[3]	1,871,244	$40,381	1,871,244	$41,448
Series D 8.75% Preferred ($1,000/ share, $2.12 conversion price)	1,600,000	$40,800	2,237,000	$52,570
Common Stock / OP Units	73,692,395	$128,962	74,126,183	$126,015
Market Value of Equity		**$210,705**		**$220,595**
Total Capitalization		**$450,606**		**$535,643**

1. 648,425 warrants were issued in connection with the Senior Non-Convertible Debt, each with a $4.75 exercise price and expiration in Jan-19
2. 20,069 shares remained convertible at 12/31/16
3. 1,987,500 warrants were issued in connection with the Series B Preferred Stock, each with a $5.50 exercise price and expiration in Apr-19

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NASDAQ: WHLR Think Retail. Think Wheeler.®